EXHIBIT 10.15G

PIONEER NATURAL RESOURCES USA, INC.

401(k) AND MATCHING PLAN

(Amended and Restated Effective as of January 1, 2008)

PIONEER NATURAL RESOURCES USA, INC.

401(k) AND MATCHING PLAN

(Amended and Restated Effective as of January 1, 2008)

TABLE OF CONTENTS

PAGE
PREAMBLE	1
ARTICLE I DEFINITIONS AND CONSTRUCTION	1
Section 1.1 Definitions	1
Section 1.2 Construction	9
ARTICLE II ELIGIBILITY AND PARTICIPATION	10
Section 2.1 Eligibility	10
Section 2.2 Participation	10
ARTICLE III CONTRIBUTIONS, LIMITATIONS AND FORFEITURES	10
Section 3.1 Pre-Tax and Pre-Tax Bonus Contributions	10
Section 3.2 Matching Contributions	12
Section 3.3 Catch-Up Contributions	13
Section 3.4 After-Tax Contributions	13
Section 3.5 Payment for Contributions	14
Section 3.6 Return of Employer Contributions	14
Section 3.7 Nondiscrimination Testing	14
Section 3.8 Application of Forfeitures	19
Section 3.9 Rollover Contributions	19
ARTICLE IV TRUST FUND AND VALUATIONS	20
Section 4.1 Trust and Trustee	20
Section 4.2 Trust Investment Options	20
Section 4.3 Valuation and Adjustment of Accounts	21
ARTICLE V VESTING	21
Section 5.1 Fully Vested Accounts	21
Section 5.2 Vesting of Employer Account	21
Section 5.3 Special Vesting Provisions	22
ARTICLE VI VALUATIONS, DISTRIBUTIONS AND WITHDRAWALS	23
Section 6.1 Time of Distribution	23
Section 6.2 Distribution of Retirement and Disability Benefits	25
Section 6.3 Distribution of Death Benefit	26
Section 6.4 Distribution of Separation from Employment Benefit	28
Section 6.5 Forfeitures	29
Section 6.6 In-Service Withdrawals	30
Section 6.7 Distributions to Minors and Persons Under Legal Disability	31

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Section 6.8 Benefits Payable to Missing Participant or Beneficiary	32
Section 6.9 Plan Loans	32
Section 6.10 Qualified Domestic Relations Orders	33
Section 6.11 Transfer of Eligible Rollover Distribution	34
Section 6.12 Automatic Rollovers	35
ARTICLE VII PLAN ADMINISTRATION	35
Section 7.1 401(k) and Matching Plan Committee	35
Section 7.2 Powers, Duties and Liabilities of the Committee	36
Section 7.3 Rules, Records and Reports	36
Section 7.4 Administration Expenses and Taxes	36
SECTION VIII AMENDMENT AND TERMINATION	37
Section 8.1 Amendment	37
Section 8.2 Termination	37
Section 8.3 Benefit Plan Design Committee	37
ARTICLE IX TOP-HEAVY PROVISIONS	37
Section 9.1 Top-Heavy Definitions	37
Section 9.2 Minimum Contribution Requirement	39
Section 9.3 Minimum Vesting Schedule	39
ARTICLE X MISCELLANEOUS GENERAL PROVISIONS	40
Section 10.1 Spendthrift Provision	40
Section 10.2 Claims Procedure	40
Section 10.3 Maximum Contribution Limitation	40
Section 10.4 Employment Noncontractual	41
Section 10.5 Limitations on Responsibility	41
Section 10.6 Merger or Consolidation	41
Section 10.7 Applicable Law	41
Section 10.8 USERRA Compliance	41

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PIONEER NATURAL RESOURCES USA, INC.

401(k) AND MATCHING PLAN

(Amended and Restated Effective as of January 1, 2008)

THIS 401(k) AND MATCHING PLAN, a profit sharing plan, made and executed by PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation (the “Company”),

WITNESSETH THAT:

WHEREAS, the Company has heretofore maintained for the benefit of its employees a qualified profit sharing plan known as the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan; and

WHEREAS, the Company now desires to restate the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan to update the plan for tax compliance, incorporate prior amendments, add provisions allowing designated Roth contributions, and make certain other changes;

NOW, THEREFORE, in consideration of the premises and pursuant to the authority reserved thereunder, the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan is hereby amended by restatement in its entirety, effective as of January 1, 2008, to read as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

                Section 1.1       Definitions. Unless the context clearly indicates otherwise, when used in this Plan:

(a)       “Account” means a Participant’s After-Tax Account, Catch-Up Contribution Account, Employer Account, Matching Plan Account, Mesa After-Tax Account, Mesa Premium Account, Mesa Profit-Sharing Account, Pre-Tax Account, Prior Plan Employer Account, Prior Plan Pre-Tax Account, Rollover Account, Roth Account, Roth Catch-Up Contribution Account and/or Roth Rollover Account, as the context requires. The Committee may establish and maintain separate subaccounts within a Participant’s Accounts if it deems such to be necessary for the proper administration of the Plan.

(b)       “Affiliated Company” means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) or of an affiliated service group (within the meaning of Code Section 414(m)) with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of the regulations from time to time promulgated by the Secretary of the Treasury pursuant to Code Section 414(c));

provided, however, that for the purposes of Section 10.3 of the Plan, Code Section 414(b) and (c) shall be applied as modified by Code Section 415(h).

(c)       “After-Tax Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to After-Tax Contributions.

(d)       “After-Tax Contribution” means a contribution made by a Participant to this Plan pursuant to Section 3.4.

(e)       “Basic Compensation” means the sum of (i) the base salary or wages and any overtime payable by an Employer to an Employee for personal services rendered to the Employer but excluding any amount payable pursuant to an Employer’s salary continuation program, (ii) any contributions made by an Employer on behalf of the Employee to a qualified cash or deferred arrangement (within the meaning of Code Section 401(k)) maintained by such Employer, including any Catch-Up Contributions, Pre-Tax Contributions and Pre-Tax Bonus Contributions made by an Employer to this Plan on behalf of such Employee, (iii) any compensation reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Code Section 125(d)) maintained by an Employer, and (iv) any elective amounts that are not includible in the gross income of an Employee by reason of Code Section 132(f)(4); provided, however, that the Basic Compensation of an Employee taken into account under the Plan for any Plan Year shall not exceed $200,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Code Section 401(a)(17)(B)).

(f)        “Catch-Up Contribution” means a contribution made by an Employer on behalf of a Participant pursuant to Section 3.3.

(g)       “Catch-Up Contribution Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to Catch-Up Contributions (other than Catch-Up Contributions that are treated by an Employer as designated Roth contributions (within the meaning of Code Section 402A(c)) pursuant to Section 3.3.

(h)       “Code” means the Internal Revenue Code of 1986, as amended.

(i)        “Committee” means the 401(k) and Matching Plan Committee appointed by the Board of Directors of the Company to administer the Plan.

(j)        “Company” means Pioneer Natural Resources USA, Inc., a Delaware corporation, and any successor thereto.

(k)       “Compensation” means the sum of (i) wages within the meaning of Code Section 3401(a) and all other payments of remuneration to an Employee by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)), (ii) any contributions made by an Employer on behalf of the Employee to a qualified cash or deferred arrangement (within the meaning of Code Section 401(k)) maintained by such Employer, including any Catch-Up Contributions, Pre-Tax Contributions and Pre-Tax Bonus Contributions made by an Employer to this Plan on behalf of such Employee, (iii) any compensation reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Code Section 125(d)) maintained by an Employer, and (iv) any elective amounts that are not includible in the gross income of an Employee by reason of Code Section 132(f)(4); provided, however, that except for purposes of determining whether an Employee is a Highly Compensated Employee or a Key Employee (within the meaning of Section 9.1(c)), the Compensation of an Employee taken into account under the Plan for any Plan Year shall not exceed $200,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Code Section 401(a)(17)(B)).

(l)        “Covered Employee” means any Employee other than an individual who is (i) a member of a collective bargaining unit with which an Employer negotiates and with respect to whom no coverage under this Plan has been provided by collective bargaining agreement, (ii) a nonresident alien with respect to the United States who receives no earned income from an Employer which constitutes income from sources within the United States, (iii) classified by an Employer as a student or intern, (iv) not treated by an Employer at the time of the performance of services as an employee for federal tax purposes, regardless of any subsequent reclassification by an Employer, any governmental agency or account, or (v) treated as a leased employee by an Employer. A leased employee means any person who is not an employee of the recipient of the services performed and who provides services to the recipient if (i) such services are provided pursuant to an agreement between the recipient and any other person, (ii) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under primary direction or control by the recipient.

(m)        “Employee” means any individual employed by an Employer.

(n)       “Employer” shall include the Company and any other incorporated or unincorporated trade or business which may subsequently adopt this Plan with the consent of the Board of Directors of the Company.

(o)       “Employer Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) any amounts credited to his or her Employer Account under the Superseded Plan as in effect on December 31, 2001, and (ii) any Matching Contributions made to the Plan for the Participant on or after January 1, 2002.

(p)       “Employment Date” means the date an Employee first performs an Hour of Service.

(q)       “Highly Compensated Employee” means for a Plan Year:

(i)        any Employee who during such Plan Year or during the preceding Plan Year was at any time a 5% owner (as defined in Code Section 416(i)(1)) of an Employer or Affiliated Company; or

(ii)       any Employee who during the preceding Plan Year received Compensation greater than $80,000 (as adjusted to take into account any cost-of-living increases authorized pursuant to Code Section 414(q)(1)) and who is in the group consisting of the top 20% (when ranked on the basis of Compensation received during such preceding year) of all Employees, except those excluded pursuant to Code Section 414(q)(5).

Solely for purposes of this definition, (A) an employee of an Affiliated Company shall be deemed to be an Employee, (B) compensation received from an Affiliated Company shall be deemed to be Compensation, and (C) a nonresident alien who receives no earned income from an Employer or Affiliated Company which constitutes income from sources within the United States shall not be considered an Employee.

(r)        “Hour of Service” means an hour for which an Employee is directly or indirectly compensated or entitled to compensation (including back pay, regardless of mitigation of damages) by an Employer for the performance of duties for an Employer or for reasons (such as vacation, sickness or disability) other than the performance of duties for an Employer. An Employee will be credited with eight Hours of Service per day for any customary work period during which such Employee is on leave of absence authorized by his or her Employer. Leaves of absence shall be granted by an Employer to its Employees on a uniform, nondiscriminatory basis. In no event shall more than 501 Hours of Service be credited on account of any single continuous period during which the individual performs no duties. An Employee’s Hours of Service shall be credited to the appropriate Plan Years or eligibility computation period determined in accordance with the provisions of Section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference. In determining Hours of Service for the purposes of this Plan, periods of employment by an Affiliated Company and services performed as a leased employee (within the meaning of Code Section 414(n)) of an Employer or Affiliated Company shall be deemed to be periods of employment by an Employer.

(s)       “Investment Fund” means any fund authorized for the investment of Trust assets pursuant to Section 4.2.

(t)        “Matching Contribution” means a contribution made by an Employer to the Plan for a Participant pursuant to Section 3.2.

(u)       “Matching Plan Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to matching contributions made for such Participant pursuant to the provisions of the Matching Plan as in effect on December 31, 2001.

(v)       “Matching Plan” means the Pioneer Natural Resources USA, Inc. Matching Plan, as in effect from time to time prior to January 1, 2002.

(w)      “Mesa After-Tax Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to his or her accrued benefit derived from after-tax contributions to the Mesa Profit-Sharing Plan as in effect on September 30, 1997.

(x)       “Mesa Premium Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to Employer contributions made for such Participant pursuant to the provisions of the Mesa Premium Plan as in effect on September 30, 1997.

(y)       “Mesa Premium Plan” means the Mesa Employees Premium Plan and Trust Agreement as in effect from time to time prior to October 1, 1997.

(z)       “Mesa Profit-Sharing Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to his or her accrued benefit derived from employer contributions to the Mesa Profit-Sharing Plan as in effect on September 30, 1997.

(aa)     “Mesa Profit-Sharing Plan” means the Mesa Profit-Sharing Plan and Trust Agreement as in effect from time to time prior to October 1, 1997.

(bb)     “Non-Highly Compensated Employee” means for a Plan Year any Employee who is not a Highly Compensated Employee for such Plan Year.

(cc)     The “Normal Retirement Date” of a Participant means the day such Participant attains the age of 65 years.

(dd)     “One Year Break in Service” means a 12-consecutive-month Period of Severance during which an Employee fails to complete a single Hour of Service.

(ee)     “Participant” means any individual who was a participant in either the Superseded Plan or the Matching Plan or who has elected to participate in this Plan pursuant to Section 2.2, and whose Vested Interest under this Plan has not been fully distributed.

(ff)      “Period of Service” means, for purposes of determining a Participant’s Vested Interest in his or her Employer Account, the sum, rounded downward to the nearest whole year, of each period of time commencing with an Employee’s Employment Date or Reemployment Date and ending on the first date thereafter a Period of Severance begins (except as provided in subsection (gg) of this Section in the case of an Employee’s maternity or paternity leave of absence). Included in such sum to be credited to an Employee shall be each period of time during which the Employee is on an authorized leave of absence for reasons of vacation, sickness, layoff or another occasion designated and applied by an Employer or Affiliated Company on a nondiscriminatory basis, but in no event exceeding one year in length. A Period of Service also includes any Period of

Severance of less than 12 consecutive months. If an Employee who has no vested right to any amount credited to his or her Account incurs a One Year Break in Service, such Employee shall forfeit his or her prior Period of Service unless he or she completes an additional one-year Period of Service before the number of his or her consecutive One Year Breaks in Service equals five. Solely for the purpose of determining the Period of Service completed by a Covered Employee who was in the employ of Colorado Interstate Gas Company on May 1, 2001, periods of employment by Colorado Interstate Gas Company or a subsidiary thereof prior to May 1, 2001, shall be considered to be periods of employment by an Employer. Solely for the purpose of determining the Period of Service completed by a Covered Employee who was in the employ of Evergreen Resources, Inc. (or a subsidiary thereof) on September 27, 2004, and who becomes an employee of an Employer on September 28, 2004 and a Participant in this Plan on October 1, 2004, service with Evergreen Resources, Inc. or a subsidiary thereof (or a predecessor of any such entity) prior to September 28, 2004, that is taken into account for purposes of determining such Employee’s service for vesting purposes under the Evergreen Resources, Inc. 401(k) Profit Sharing Plan shall be considered to be service with an Employer.

Any provision of this Plan to the contrary notwithstanding, if a Participant participated in the Superseded Plan prior to October 1, 1997, the Period of Service completed by such Participant prior to January 1, 1998, shall be (i) such Participant’s years of Vesting Service determined under the Retirement Savings Plan for Employees of Parker & Parsley as of June 27, 1996, (ii) plus one year for the Plan Year ending December 31, 1996, if during such Plan Year such Participant completed a Year of Service under the Retirement Savings Plan for Employees of Parker & Parsley as in effect at the end of such year, (iii) plus one year for the Plan Year ending December 31, 1997, if such Participant either (A) completed a year of Vesting Service as of September 30, 1997, under the Superseded Plan as in effect on such date or (B) completed a one-year Period of Service under the foregoing provisions of this definition during the entire such Plan Year. For purposes of clause (ii) of the preceding sentence, a Participant shall be credited with a number of Hours of Service applying the monthly equivalency method set forth in Labor Reg. § 2530.200b-3(e)(1)(iv) to any fractional part of a year credited to such Participant as of June 28, 1996.

(gg)     “Period of Severance” means a period of time commencing with the date an Employee ceases to be employed by an Employer or Affiliated Company for reasons of Retirement, Permanent Disability, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason, and ending with the date such Employee resumes employment with an Employer or Affiliated Company; provided, however, that solely for purposes of determining whether an Employee incurs a One Year Break in Service, the Period of Severance of an Employee who is absent from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or caring for such child for a period beginning immediately following such birth or placement shall not commence until the second anniversary of the first date of such absence and the period between the first and second anniversaries of the first date of such absence shall be considered neither a Period of Service nor a Period of Severance.

(hh)     “Permanent Disability” means a Participant’s disability that qualifies the Participant for long-term disability benefits under a plan providing such benefits sponsored by an Employer or, if a Participant is not eligible for benefits under such a plan, a disability that, as determined by the Social Security Administration, entitles the Participant to Social Security disability benefits.

(ii)       “Pioneer Stock” means the common stock of Pioneer Natural Resources Company, a Delaware corporation, and any successor thereto.

(jj)       “Plan” means this Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (Amended and Restated Effective as of January 1, 2008), as in effect from time to time.

(kk)       “Plan Year” means the calendar year.

(ll)       “Pre-Tax Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to (i) Pre-Tax Contributions and Pre-Tax Bonus Contributions made by an Employer on behalf of such Participant, other than Pre-Tax Contributions and Pre-Tax Bonus Contributions that are treated by an Employer as designated Roth contributions (within the meaning of Code Section 402A(c)) pursuant to Section 3.1, and (ii) any amounts credited to his or her Employee Pre-Tax Contribution Account under the Superseded Plan as in effect on September 30, 1997.

(mm)   “Pre-Tax Bonus Contribution” means a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1(b).

(nn)     “Pre-Tax Contribution” means a contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1(a).

(oo)     “Prior Plan Employer Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to any amounts credited to his or her BOUSA Employer Matching Contribution Account under the Retirement Savings Plan for Employees of Parker & Parsley as in effect on June 27, 1996.

(pp)     “Prior Plan Pre-Tax Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to any amounts credited to his or her Plan A Salary Deferral Contribution Account or his or her BOUSA Plan Salary Deferral Contribution Account under the Retirement Savings Plan for Employees of Parker & Parsley as in effect on June 27, 1996.

(qq)     “Qualified Joint and Survivor Annuity” means an annuity which is payable for the life of the Participant with a survivor annuity payable for the life of his or her spouse equal to 50% of the amount of the annuity payable during the life of the Participant; provided, however, that in the case of a Participant who is not married, a Qualified Joint and Survivor Annuity means an annuity which is payable for the life of the Participant. “Alternate Qualified Joint and Survivor Annuity” means an annuity which is payable for the life of the Participant with a survivor annuity payable for the life of his or her spouse equal to 75% or 100% of the amount of the annuity payable during the life of the Participant.

(rr)      “Qualified Preretirement Survivor Annuity” means an annuity which is payable for the life of the Participant’s surviving spouse.

(ss)      “Reemployment Date” means the date an Employee first performs an Hour of Service following a Period of Severance.

(tt)       “Retirement” means the termination of a Participant’s employment with an Employer or Affiliated Company on or after his or her Normal Retirement Date for any reason other than death or transfer to the employment of another Employer or Affiliated Company.

(uu)     “Rollover Account” means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to (i) Rollover Contributions made by such Participant to this Plan pursuant to Section 3.9, (ii) any amounts credited to his or her Rollover Contribution Account under the Superseded Plan as in effect on September 30, 1997, and (iii) any amounts credited to his or her Rollover Account under the Mesa Profit-Sharing Plan as in effect on September 30, 1997.

(vv)     “Rollover Contribution” means a contribution made to this Plan pursuant to Section 3.9.

(ww)   “Rollover Property” means property the value of which would be excluded from the gross income of the transferor under Code Sections 402(c), 403(a)(4) or 408(d)(3) if transferred to the Plan.

(xx)     “Roth Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to Roth Contributions.

(yy)     “Roth Catch-Up Contribution Account” means the account established and maintained under this Plan by the Committee to record a Participant’s interest under this Plan attributable to Catch-Up Contributions designated as Roth contributions (within the meaning of Section 402A(c) of the Code) pursuant to Section 3.3.

(zz)     “Roth Contribution” means a Pre-Tax Contribution or Pre-Tax Bonus Contribution made by an Employer to this Plan on behalf of a Participant and designated by the Participant as a Roth contribution (within the meaning of Section 402A(c) of the Code) pursuant to Section 3.1(e).

(aaa)    “Roth Rollover Account” means the account established and maintained under this Plan by the Committee to record an individual’s interest under this Plan attributable to Roth Rollover Property transferred by such individual to this Plan.

(bbb)   “Roth Rollover Property” means cash the amount of which would be a rollover contribution described in Section 402A(c)(3) of the Code if transferred to the Plan.

(ccc)    “Superseded Plan” means the Pioneer Natural Resources USA, Inc. 401(k) Plan, as in effect from time to time prior to January 1, 2002. Prior to August 7, 1997, the Superseded Plan was known as the Retirement Savings Plan for Employees of Parker & Parsley.

(ddd)   “Total Tax-Advantaged Contributions” means the sum of the Pre-Tax Contributions, Pre-Tax Bonus Contributions, and Roth Contributions made on behalf of a Participant.

(eee)   “Trust” means the trust fund established pursuant to Section 4.1.

(fff)     “Trustee” means the individual or corporate trustee or trustees from time to time appointed and acting as trustee or trustees of the Trust established pursuant to the Plan.

(ggg)     Valuation Date” means each business day.

(hhh)   The “Vested Interest” of a Participant means the then vested portion of the amount credited to the Accounts of such Participant at the particular point in time in question.

(iii)     “Year of Eligibility Service” means the period of 12 consecutive months commencing on an Employee’s Employment Date, or any Plan Year commencing after his or her Employment Date, during which the Employee completes at least 1,000 Hours of Service.

                Section 1.2       Construction. The titles to the Articles and the headings of the Sections in this Plan are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, shall control. Whenever a noun or pronoun is used in this Plan in plural form and there be only one person or entity within the scope of the word so used, or in singular form and there be more than one person or entity within the scope of the word so used, such noun or pronoun shall have a plural or singular meaning as appropriate under the circumstance.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

               Section 2.1       Eligibility. Each participant in the Plan on December 31, 2007, shall continue as a Participant in this Plan as of January 1, 2008. Each other Covered Employee shall be eligible to become a Participant in the Plan as follows:

(a)       For a Covered Employee classified by his or her Employer as employed on a temporary or seasonal basis, he or she may become a Participant in the Plan as of the earlier of (i) the first day of the Plan Year immediately following his or her completion of a Year of Eligibility Service or (ii) the date six months after the date the Covered Employee completed a Year of Eligibility Service unless he or she experiences a separation from service with his or her Employer before the date referred to in (i) or (ii).

(b)       Any other Covered Employee may become a Participant in the Plan as of the first payroll date following his or her Employment Date.

If a Participant ceases to be a Covered Employee, such Participant shall remain a Participant under this Plan but no contributions shall be made to the Plan on his or her behalf while he or she is not a Covered Employee.

                Section 2.2       Participation. Each Covered Employee who is eligible to participate in the Plan may elect, in the manner prescribed by the Committee, to participate in this Plan as soon as administratively practicable but no later than 31 days following the completion and submission of such election. Any Participant who ceases to be a Covered Employee shall thereupon cease to be eligible to participate in the Plan; provided, however, that if any such Participant is thereafter reemployed as a Covered Employee, he or she shall be eligible to elect to resume participating in the Plan as of the date of such reemployment.

ARTICLE III

CONTRIBUTIONS, LIMITATIONS AND FORFEITURES

                Section 3.1       Pre-Tax and Pre-Tax Bonus Contributions.

(a)       Each Participant may elect to have his or her Employer make a Pre-Tax Contribution to the Plan on his or her behalf for each pay period in an amount up to 80% of his or her Basic Compensation for that pay period, subject to any other deductions from the Participant’s Basic Compensation that are required by law or authorized by the Participant pursuant to a compensation reduction agreement. All such contributions shall be made by uniform payroll deductions pursuant to a compensation reduction agreement which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant.

(b)       In addition, each Participant may elect to have his or her Employer make a Pre-Tax Bonus Contribution to the Plan on his or her behalf in an amount up to 80% of the bonus payable to such Participant under the Employer’s annual bonus program.

(c)       The Committee shall establish and maintain for each Participant a Pre-Tax Account. All amounts attributable to Pre-Tax Contributions and Pre-Tax Bonus Contributions made by an Employer on behalf of such Participant pursuant to this Section 3.1 (other than those contributions designated as Roth Contributions) shall be credited to such Participant’s Pre-Tax Account.

(d)       A Participant may change the applicable percentage of such payroll (or bonus) deductions or suspend his or her election to have Pre-Tax Contributions and/or Pre-Tax Bonus Contributions made to the Plan at any time. Any such change or suspension will be effective as soon as administratively practicable but no later than 31 days following the submission of such change or submission.

(e)       A Participant may irrevocably elect in such manner as the Committee may require to have his or her Employer designate all or any portion of a Pre-Tax Contribution or Pre-Tax Bonus Contribution as a designated Roth Contribution. A Participant may change the applicable amount or percentage or suspend such election at any time. Any such change or suspension will be effective as soon as administratively practicable but no later than 31 days following the submission of such change or suspension. Any amount designated as a Roth Contribution shall be treated by the Participant’s Employer as not excludable from the Participant’s gross income.

(f)        The Committee shall establish and maintain for each Participant a Roth Account. All amounts attributable to Pre-Tax Contributions or Pre-Tax Bonus Contributions made by an Employer on behalf of such Participant and designated as Roth Contributions pursuant to Section 3.1(e) shall be credited to such Participant’s Roth Account.

(g)       Any provision of this Plan to the contrary notwithstanding, the amount of Total Tax-Advantaged Contributions made to the Plan by an Employer on behalf of a Participant for a calendar year when added to the amount of any other elective deferrals within the meaning of Code Section 402(g)(3) made with respect to such Participant pursuant to any other plan, contract or arrangement of an Employer or Affiliated Company for such calendar year shall not exceed the dollar limitation contained in Code Section 402(g) in effect for such calendar year, except to the extent permitted under Section 3.3 of the Plan and Code Section 414(v), if applicable. In the event the limitation of this subsection (g) is exceeded with respect to a Participant for a Plan Year, then if such Participant notifies the Committee of the amount of Total Tax-Advantaged Contributions that exceeded such limitation within such reasonable period of time prior to the first April 15 following such year as the Committee may prescribe in its absolute discretion, the Participant may elect, in accordance with procedures established by the Committee, to have an amount of Pre-Tax Contributions, Pre-Tax Bonus Contributions, and/or Roth Contributions equal to the excess Total Tax-Advantaged Contributions (along with any income allocable thereto) distributed to such Participant no later than such April 15. A Participant will be deemed to have so notified the Committee of excess elective deferrals for a calendar year if, and only to the extent, such excess arises on account of Total Tax-Advantaged Contributions made to this Plan and elective deferrals made to other plans maintained by an Employer or Affiliated Company for such calendar year. Any such excess deferrals distributed to a Participant shall be distributed pursuant to the Participant’s election; provided, however, that if no such election is made, such excess deferrals shall be distributed first from any Pre-Tax Bonus Contributions and then, to the extent necessary, from Pre-Tax Bonus Contributions that are designated as Roth Contributions and then, to the extent necessary, from Pre-Tax Contributions and then from Pre-Tax Contributions that are designated as Roth Contributions.The income allocable to any excess Total Tax-Advantaged Contributions for a Participant for a taxable year shall be the sum of (i) the income allocable to any excess contributions distributed from his or her Pre-Tax Account, and (ii) the income allocable to any excess contributions distributed from his or her Roth Account, where the income allocable to such contributions distributed from either Account for this purpose shall be determined by multiplying the amount of income allocable to such Participant’s Pre-Tax Account or Roth Account for such year by a fraction, the numerator of which is the amount of excess Total Tax-Advantaged Contributions for such year and the denominator of which is the sum of the amount credited to such Participant’s Pre-Tax Account or Roth Account as of the beginning of such year plus the amount of such Participant’s Total Tax-Advantaged Contributions for such year. For Plan Years prior to January 1, 2008, where income allocable to the gap period following the Plan Year but before the date of distribution must be included in determining the income allocable to excess contributions, the income allocable to excess Total Tax-Advantaged Contributions for the gap period following the calendar year will be determined on a date that is no more than 7 days before the distribution. For Plan Years beginning on or after January 1, 2008, income allocable to the gap period will not be distributed. If any portion of a Pre-Tax Contribution, Pre-Tax Bonus Contribution, or Roth Contribution is distributed pursuant to this subsection, any portion of a Matching Contribution (along with any income allocable thereto) made to this Plan for such Participant that matches the distributed Pre-Tax Contribution, Pre-Tax Bonus Contribution, or Roth Contribution shall be forfeited.

(h)       An Employer may amend or revoke any Participant’s compensation reduction agreement at any time during a Plan Year if such amendment or revocation is deemed by such Employer to be necessary or appropriate to ensure that all applicable limitations, including those set forth in Sections 3.1(g), 3.7 and 10.3 are met for such year.

               Section 3.2       Matching Contributions.

(a)       For each pay period an Employer shall make to the Plan for each Participant in its employ a Matching Contribution equal to 200% of the Pre-Tax Contributions and Pre-Tax Contributions designated as Roth Contributions made by the Employer on such Participant’s behalf during such pay period which are not in excess of 5% of such Participant’s Basic Compensation for such pay period.

(b)       As of the end of each Plan Year, an Employer shall make to the Plan for each Participant in its employ on the last day of such Plan Year an additional Matching Contribution equal to A minus B, where A is equal to 200% multiplied by the lesser of (i) the Participant’s Total Tax-Advantaged Contributions for the Plan Year or (ii) 5% of the Participant’s Basic Compensation for the Plan Year, and B is equal to the total amount of

Matching Contributions made for the Participant for the Plan Year pursuant to Section 3.2(a); provided, however, that a Participant shall not receive an allocation of an additional Matching Contribution if the amount of such contribution is less than $1.

(c)       The Committee shall establish and maintain an Employer Account for each Participant. All Matching Contributions made for a Participant pursuant to this Section shall be credited to such Participant’s Employer Account.

               Section 3.3       Catch-Up Contributions. All Employees who are eligible to elect to make Pre-Tax Contributions to this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions pursuant to a compensation reduction agreement and in accordance with, and subject to the limitations of, Code Section 414(v) and the regulations thereunder. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. The Committee may permit a Covered Employee to elect to have his or her Employer treat any amount or whole percentage of his or her Catch-Up Contributions as Roth contributions. Catch-Up Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.3 shall be credited to such Participant’s Catch-Up Contribution Account; provided, however, that Catch-Up Contributions that are designated as Roth contributions shall be credited to such Participant’s Roth Catch-Up Contribution Account.

               Section 3.4       After-Tax Contributions Section 1.1.

(a)       Each Participant may elect to make an After-Tax Contribution to the Plan for each pay     period in an amount which, when combined with any Pre-Tax Contributions made to the Plan on behalf of such Participant for that pay period, shall not exceed 80% of the Basic Compensation of such Participant during such pay period, subject to any other deductions from the Participant’s Basic Compensation that are required by law or authorized by the Participant pursuant to a compensation reduction agreement.

(b)       The Committee shall establish and maintain for each Participant an After-Tax Account. All amounts attributable to After-Tax Contributions made by a Participant pursuant to this Section 3.4 shall be credited to such Participant’s After-Tax Account.

(c)       After-Tax Contributions may be made by uniform payroll deductions which the Participant authorizes his or her Employer, in the manner prescribed by the Committee, to withhold and pay over to the Trustee. A Participant may change the applicable percentage of such payroll deductions or suspend his or her election to have After-Tax Contributions made to the Plan at any time. Any such change or suspension will be effective as soon as administratively practicable but no later than 31 days following the submission of such change or suspension.

(d)       At any time and from time to time during a Plan Year, the Company may limit the After-Tax Contributions made by a Participant or suspend the making of

After-Tax Contributions if the Company, in its absolute discretion, deems such to be necessary or appropriate to ensure that all applicable limitations, including those set forth in Sections 3.7 and 10.3, are satisfied for such year.

                Section 3.5       Payment for Contributions. Pre-Tax Contributions, Catch-Up Contributions, and After-Tax Contributions made to the Plan by an Employer for or on behalf of Participants for a pay period shall be paid to the Trustee in cash as soon as practicable after such pay period ends, but no later than the 15th business day after the end of the month in which such pay period ends. Pre-Tax Bonus Contributions made to the Plan for or on behalf of Participants shall be paid to the Trustee in cash as soon as practicable after the bonus payment is made, but no later than the 15th day of the month after the end of the month in which such bonus payment is made. Matching Contributions made to the Plan for a pay period pursuant to Section 3.2(a) shall be paid to the Trustee as soon as practicable, but no later than 30 days after the end of the month in which such pay period ends. Matching Contributions made to the Plan for a Plan Year pursuant to Section 3.2(b) shall be paid to the Trustee no later than the time prescribed by law, including extensions thereof, for the filing of such Employer’s federal income tax return for such year.

                Section 3.6       Return of Employer Contributions. Contributions made to this Plan are conditioned upon being currently deductible under Code Section 404. Any provision of this Plan to the contrary notwithstanding, upon an Employer’s request, any such contribution or portion thereof made to this Plan by such Employer which (i) was made under a mistake of fact which is subsequently discovered, or (ii) is disallowed as a deduction under Code Section 404, shall be returned to such Employer to the extent not previously distributed to Participants or their beneficiaries; provided, however, that the amounts returnable to an Employer pursuant to this Section shall be reduced by any Trust losses allocable thereto and shall be returned to such Employer only if such return is made within one year after the mistaken payment of the contribution or the date of the disallowance of the deduction, as the case may be. Except as provided in this Section, no contribution made by an Employer pursuant to this Plan shall ever revert to or be recoverable by any Employer.

                Section 3.7       Nondiscrimination Testing.

(a)       Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the actual deferral percentage for the group of Highly Compensated Employees eligible to elect to have Pre-Tax Contributions, Pre-Tax Bonus Contributions, or Roth Contributions made during such Plan Year fails to satisfy one of the following tests:

(i)        the actual deferral percentage for said group of Highly Compensated Employees is not more than 1.25 times the actual deferral percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Pre-Tax Contributions, Pre-Tax Bonus Contributions, or Roth Contributions made on their behalf, or

(ii)       the excess of the actual deferral percentage for said group of Highly Compensated Employees over the actual deferral percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Pre-Tax Contributions, Pre-Tax Bonus Contributions, or Roth Contributions made on their behalf is not more than two percentage points, and the actual deferral percentage for said group of Highly Compensated Employees is not more than two times the actual deferral percentage for the preceding year for all Non-Highly Compensated Employees eligible during the preceding Plan Year to elect to have Pre-Tax Contributions, Pre-Tax Bonus Contributions, or Roth Contributions made on their behalf, then the actual deferral percentage of Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the actual deferral percentages of the Highly Compensated Employees with the largest individual actual deferral percentages to the largest uniform actual deferral percentage (commencing with the Highly Compensated Employee with the largest actual deferral percentage and reducing his or her actual deferral percentage to the extent necessary to satisfy one of the above tests or to lower such actual deferral percentage to the actual deferral percentage of the Highly Compensated Employee with the next largest actual deferral percentage, and repeating this process as necessary) that permits the actual deferral percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this subsection (a), the term “actual deferral percentage” for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group and after any distributions to Highly Compensated Employees required to satisfy the limitation imposed by Code Section 402(g)) of (i) the aggregate amount of Total Tax-Advantaged Contributions made on behalf of each such Employee for that year, to (ii) the amount of such Employee’s Compensation for that year or, in the Committee’s discretion, only for such portion of that year during which the Employee was eligible to participate in the Plan. If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than for purposes of the average benefit percentage test), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this subsection (a). If a Highly Compensated Employee is a participant in two or more cash or deferred arrangements maintained by an Employer or Affiliated Company, then for purposes of this Section, all such cash or deferred arrangements (other than those that may not be permissively aggregated) shall be treated as one cash or deferred arrangement in accordance with applicable regulations.

(b)       The aggregate amount of any Total Tax-Advantaged Contributions which may not be credited to Pre-Tax Accounts and Roth Accounts for a Plan Year because of the limitation contained in subsection (a) of this Section, calculated by adding together the dollar amount of excess contributions determined in subsection (a) of this Section for each affected Highly Compensated Employee, shall be distributed to Highly Compensated Employees (along with any income allocable to such excess contributions for the Plan Year) no later than the last day of the Plan Year immediately following such year (and, if practicable, within 2½ months after the end of such year).The amount of Total Tax-Advantaged Contributions to be distributed to a particular Highly Compensated Employee shall be determined on the basis of the amount of Total Tax-Advantaged Contributions made for each Highly Compensated Employee commencing with the Highly Compensated Employee with the largest amount of Total Tax-

Advantaged Contributions for such Plan Year and reducing his or her Total Tax-Advantaged Contributions to the extent necessary to lower such amount to the amount of Total Tax-Advantaged Contributions of the Highly Compensated Employee with the next largest amount of Total Tax-Advantaged Contributions, and repeating this process as necessary to distribute such aggregate amount; provided, however, that the amount of Total Tax-Advantaged Contributions to be distributed shall first be reduced by any excess deferrals to be distributed pursuant to Code Section 402(g). A Participant may elect, in accordance with procedures established by the Committee, an amount of Pre-Tax Contributions, Pre-Tax Bonus Contributions, and/or Roth Contributions equal to the excess contributions which shall be distributed to such Participant (along with any income allocable thereto); provided, however, that if a Participant does not make such an election, any such excess contribution shall be distributed first from any Pre-Tax Bonus Contributions and then, to the extent necessary, from any Pre-Tax Bonus Contributions designated as Roth Contributions and then, to the extent necessary, from any Pre-Tax Contributions and then, to the extent necessary, from any Pre-Tax Contributions designated as Roth Contributions. The income allocable to any such excess contributions for a Participant for a Plan Year shall equal the sum of (i) the income allocable to any excess contributions distributed from his or her Pre-Tax Account, and (ii) the income allocable to any excess contributions from his or her Roth Account, where the income allocable to excess contributions distributed from either such Account for this purpose shall be determined by multiplying the amount of income allocable to such Participant’s Pre-Tax Account or Roth Account, whichever is applicable, for such year by a fraction, the numerator of which is the amount of the excess contributions for such year and the denominator of which is the sum of the amount credited to such Participant’s Pre-Tax Account or Roth Account as of the beginning of such year plus the amount of such Participant’s Total Tax-Advantaged Contributions for such year. For Plan Years prior to January 1, 2008, where income allocable to the gap period following the Plan Year but before the date of distribution must be included in determining the income allocable to excess contributions, the income allocable to excess Total Tax-Advantaged Contributions for the gap period following the calendar year will be determined on a date that is no more than 7 days before the distribution. For Plan Years beginning on or after January 1, 2008, income allocable to the gap period will not be distributed. Any provision of this Plan to the contrary notwithstanding, Total Tax-Advantaged Contributions otherwise distributable pursuant to this subsection (b) to a Participant who is eligible to make Catch-Up Contributions to the Plan may, to the extent permitted by Code Section 414(v) and the regulations thereunder, be treated by the Committee as a Catch-Up Contribution. If any portion of a Pre-Tax Contribution, Pre-Tax Bonus Contribution, or Roth Contribution made by an Employer on behalf of a Participant is distributed to such Participant or is treated as a Catch-Up Contribution pursuant to the foregoing provisions of this subsection (b), any portion of a Matching Contribution (along with any income allocable thereto) made for such Participant that matches the distributed Pre-Tax Contribution, Pre-Tax Bonus Contribution, or recharacterized Catch-Up Contribution shall be forfeited.

(c)       Any provision of this Plan to the contrary notwithstanding, if for any Plan Year the contribution percentage for the group of Highly Compensated Employees eligible to receive an allocation of Matching Contributions or to make After-Tax Contributions to the Plan for such Plan Year fails to satisfy one of the following tests:

(i)        the contribution percentage for said group of Highly Compensated Employees is not more than 1.25 times the contribution percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible for the preceding Plan Year to receive an allocation of Matching Contributions or make After-Tax Contributions, or

(ii)       the excess of the contribution percentage for said group of Highly Compensated Employees over the contribution percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible for the preceding Plan Year to receive an allocation of Matching Contributions or make After-Tax Contributions is not more than two percentage points, and the contribution percentage for said group of Highly Compensated Employees is not more than two times the contribution percentage for the preceding Plan Year for all Non-Highly Compensated Employees eligible for the preceding Plan Year to receive an allocation of Matching Contributions or make After-Tax Contributions, then the contribution percentage of Participants who are members of said group of Highly Compensated Employees shall be reduced by reducing the contribution percentages of the Highly Compensated Employees with the largest individual contribution percentages to the largest uniform contribution percentage (commencing with the Highly Compensated Employee with the largest contribution percentage and reducing his or her contribution percentage to the extent necessary to satisfy one of the above tests or to lower such contribution percentage to the contribution percentage of the Highly Compensated Employee with the next largest contribution percentage, and repeating this process as necessary) that permits the contribution percentage for said group of Highly Compensated Employees to satisfy one of said tests. For purposes of this subsection (c), the term “contribution percentage” for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in such group and after application of the reduction provisions of subsection (a) and the forfeiture provisions of subsection (b) of this Section) of (i) the aggregate amount of After-Tax Contributions and Matching Contributions made by or for such Employee (and, at the election of the Committee, the Total Tax-Advantaged Contributions made on behalf of such Employee) for that year, to (ii) the amount of such Employee’s Compensation for that year or, in the Committee’s discretion, only for such portion of that year during which the Employee was eligible to participate in the Plan. If two or more plans to which matching contributions or employee after-tax contributions are made are considered as one plan for purposes of Code Section 410(b) (other than for purposes of the average benefit percentage test), such plans shall be treated as one plan for purposes of determining the contribution percentages for this subsection (c). If a Highly Compensated Employee is a participant in two or more plans maintained by an Employer or Affiliated Company to which matching contributions or employee after-tax contributions are made, then for purposes of this Section, all such plans (other than those that may not be permissively aggregated) shall be treated as one plan in accordance with applicable regulations.

(d)       The aggregate amount of any Matching Contributions and After-Tax Contributions which may not be credited to Participant’s Accounts for a Plan Year because of the limitation contained in subsection (c) of this Section, calculated by adding together the dollar amount of excess aggregate contributions determined in subsection (c) of this Section for each affected Highly Compensated Employee, shall be forfeited if forfeitable, but if not forfeitable, distributed to such Highly Compensated Employees (along with any income allocable to such excess aggregate contributions) no later than the last day of the Plan Year immediately following such year (and, if practicable, within 2½ months after the end of such year). The amount to be distributed to a particular Highly Compensated Employee shall be determined on the basis of the amount of Matching Contributions and After-Tax Contributions made by or for each such Highly Compensated Employee commencing with the Highly Compensated Employee with the largest amount of Matching Contributions and After-Tax Contributions for such Plan Year and reducing first his or her After-Tax Contributions and then, if necessary, Matching Contributions to the extent necessary to lower such total amount to the amount of Matching Contributions and After-Tax Contributions of the Highly Compensated Employee with the next largest amount of Matching Contributions and After-Tax Contributions, and repeating this process as necessary to distribute such aggregate amount. The income allocable to any such excess aggregate contributions for a Participant for a Plan Year shall be determined by multiplying the amount of income allocable to such Participant’s Employer Account or After-Tax Account, whichever is applicable, for such year by a fraction, the numerator of which is the amount of the excess aggregate contributions for such year and the denominator of which is the sum of the amount credited to such Participant’s Employer Account or After-Tax Account, whichever is applicable, as of the beginning of such year plus the amount of Matching Contributions or After-Tax Contributions, as applicable, made for such Participant for such year. For Plan Years prior to January 1, 2008, where income allocable to the gap period following the Plan Year but before the date of distribution must be included in determining the income allocable to excess aggregate contributions, the income allocable to excess aggregate contributions for the gap period following the calendar year will be determined on a date that is no more than 7 days before the distribution. For Plan Years beginning on or after January 1, 2008, income allocable to the gap period will not be distributed.

(e)       Any provision of this Section to the contrary notwithstanding, the Company in its discretion may cause the provisions of subsections (a) and (c) of this Section to be satisfied without use of the corrective provisions set forth in subsections (b) and (d) of this Section by requiring each Employer to make a qualified non-elective contribution and/or a qualified matching contribution to the Plan to be allocated to the Pre-Tax Accounts (with respect to a contribution intended to be taken into account for purposes of determining the actual deferral percentage pursuant to subsection (a)) or the Employer Accounts (with respect to a contribution intended to be taken into account for purposes of determining the contribution percentage pursuant to subsection (c)) of those Participants who were Non-Highly Compensated Employees in the employ of (or on authorized leave of absence from) an Employer on the last day of such Plan Year. A qualified non-elective contribution shall be allocated to the eligible Participants in the proportion that the Basic Compensation of each such eligible Participant while both a

Participant and a Covered Employee during that year bears to the Basic Compensation of all such eligible Participants while both Participants and Covered Employees during that year. A qualified matching contribution shall be allocated to the eligible Participants in the proportion that the Pre-Tax Contributions made with respect to each such eligible Participant for such Plan Year bears to the Pre-Tax Contributions made with respect to all such eligible Participants for such Plan Year. Any qualified non-elective contribution or qualified matching contribution will be made within the limits specified in applicable regulations.

(f)        Any provision of this Plan to the contrary notwithstanding, the determination of the actual deferral percentage and the contribution percentage required by this Section for Non-Highly Compensated Employees for the preceding Plan Year shall be made in accordance with Code Sections 401(k) and 401(m) and any regulations or other authorities issued thereunder.

                Section 3.8       Application of Forfeitures. As soon as practicable after the valuation of all Accounts at the end of each Plan Year, all amounts forfeited during that Plan Year shall first be applied to restore any forfeited Accounts required to be restored pursuant to Sections 6.5 and 6.8, and any forfeitures in excess of the amount needed to restore any such Account may be applied to pay administrative expenses in accordance with Section 7.4. Any remaining forfeitures for such Plan Year, if any, shall be used to reduce the amount of the earliest subsequent Matching Contributions an Employer otherwise would be required to make to the Plan.

                Section 3.9       Rollover Contributions. With the consent of and subject to such reasonable limitations as may be imposed by the Committee or its delegate, a Covered Employee may make a Rollover Contribution to the Plan as follows:

(a)       a direct rollover of an eligible rollover distribution, including a distribution consisting of Roth Rollover Property, from: (i) a qualified plan described in Code Section 401(a) or 403(a), including after tax employee contributions, (ii) an annuity contract described in Code Section 403(b), excluding after tax employee contributions, or (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(b)       a contribution by the Covered Employee of an eligible rollover distribution, excluding any distribution consisting of amounts designated as Roth contributions, from: (i) a qualified plan described in Code Section 401(a) or 403(a), (ii) an annuity contract described in Code Section 403(b), or (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(c)       a contribution by the Covered Employee of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over, excluding any amounts designated as Roth contributions, and that would otherwise be includible in gross income of the Covered Employee.

Amounts attributable to Roth Rollover Property shall be credited to a separate Roth Rollover Account to be established and maintained for the benefit of the contributing Covered Employee. All other Rollover Contribution amounts shall be credited to a separate Rollover Account to be established and maintained for the benefit of the contributing Covered Employee. A Covered Employee who is not a Participant, but for whom a Rollover Account or Roth Rollover Account is being maintained, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions shall be made to the Plan by or for such Employee until he or she meets the eligibility and participation requirements of Article II.

ARTICLE IV

TRUST FUND AND VALUATIONS

                  Section 4.1       Trust and Trustee. All of the contributions paid to the Trustee pursuant to this Plan and the Superseded Plan, together with the income therefrom and the increments thereof, shall be held in trust by the Trustee under the terms and provisions of the separate trust agreement between the Trustee and the Company, a copy of which is attached hereto and incorporated herein by this reference for all purposes, establishing a trust fund known as the PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING TRUST for the exclusive benefit of the Participants and their beneficiaries.

                  Section 4.2       Trust Investment Options. For investment purposes the Trust shall be divided into the Pioneer Stock Investment Fund, which shall be a common fund invested in Pioneer Stock, and such number and kind of other separate and distinct Investment Funds as the Committee shall determine in its absolute discretion. The Trust assets allocated to a particular Investment Fund other than the Pioneer Stock Investment Fund shall be invested by the Trustee and/or one or more investment managers duly appointed in accordance with the provisions of the Trust, as the case may be, in such type of property, whether real, personal or mixed, as the Trustee is directed to acquire and hold for such Investment Fund. Dividends and other amounts received with respect to Pioneer Stock held in the Pioneer Stock Investment Fund shall be invested in Pioneer Stock. The assets of the Trust allocated to a particular Investment Fund shall be invested by the Trustee and/or one or more investment managers duly appointed in accordance with the provisions of the trust agreement establishing the Trust, as the case may be, in such type of property acceptable to the Trustee as the Trustee is directed to acquire and hold for such Investment Fund. Upon becoming a Participant in the Plan, each Participant shall direct, in the manner prescribed by the Committee, that all amounts credited to his or her Accounts under the Plan shall be invested, in percentage multiples authorized by the Committee, in one or more of the Investment Funds. In the absence of such direction, the Participant will be deemed to have directed that his or her Accounts under the Plan be invested in life-cycle of targeted-retirement-date fund or account within the meaning of Department of Labor Regulations Section 2550.404c-5(e)(4)(i). Subject to such conditions and limitations as the Committee in its absolute discretion may prescribe from time to time for application to all Participants on a uniform basis, a Participant may change his or her investment direction with respect to future contributions or redirect the investment of the amounts credited to his or her Accounts each business day to be effective as soon as is administratively practicable.

                    Section 4.3       Valuation and Adjustment of Accounts. As of each Valuation Date, the Trustee shall determine the fair market value of all assets of the Trust with the value of the assets of each Investment Fund being separately determined. On the basis of such valuations and in accordance with such procedures as may be specified from time to time by the Committee, the portion of each Account invested in a particular Investment Fund shall be adjusted by the Committee to reflect its proportionate share of the income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions attributable to that particular Investment Fund for the valuation period then ended. The amount of any distribution, withdrawal or forfeiture shall be determined on the basis of the most recent valuation preceding the date of distribution, withdrawal or forfeiture, as the case may be.

ARTICLE V

VESTING

                    Section 5.1       Fully Vested Accounts. The amounts credited to a Participant’s After-Tax Account, Catch-Up Contribution Account, Mesa After-Tax Account, Mesa Premium Account, Mesa Profit-Sharing Account, Pre-Tax Account, Prior Plan Employer Account, Prior Plan Pre-Tax Account, Rollover Account, Roth Account, Roth Catch-Up Contribution and Roth Rollover Account shall be fully vested at all times.

                   Section 5.2       Vesting of Employer Account.

(a)       The amounts credited to the Employer Account and Matching Plan Account of a Participant shall become fully vested upon the occurrence of any of the following events while the Participant is in the employ of (or on authorized leave of absence from) an Employer or Affiliated Company: (i) the completion of an Hour of Service by the Participant on or after the date he or she attains age 60, (ii) the Participant’s death, or (iii) the Participant’s Permanent Disability. Unless sooner vested pursuant to the preceding sentence, and except as provided in subsection (b) of this Section and Section 5.3, the amounts credited to a Participant’s Employer Account and Matching Plan Account shall vest in accordance with the following schedule:

Period of Service Completed by Participant	Percentage Vested

Less than 1 year	None
1 year	25%
2 years	50%
3 years	75%
4 or more years	100%

(b)       If a Participant makes an in-service withdrawal under Section 6.6 from his or her Employer Account at a time when the Participant is not fully vested, the Participant’s vested amount in such account on any date thereafter shall be an amount X determined by the following formula: X = P(AB + D) - D. For purposes of this formula, P is the Participant’s vested percentage under the Plan’s vesting schedule on the relevant date, AB is the account balance on the relevant date and D is the amount of the Participant’s in-service withdrawal.

                Section 5.3       Special Vesting Provisions.

(a)       Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account and/or Matching Plan Account of a Participant who is specifically designated by the Vice President Administration of the Company as being involuntarily terminated in connection with the divestiture program and corporate restructuring announced on February 10, 1998, shall become fully vested and nonforfeitable on the date of such involuntary termination.

(b)       Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account and/or Matching Plan Account of a Participant who is specifically designated by the Vice President Administration of the Company as being involuntarily terminated in connection with the corporate restructuring announced on November 11, 1998, shall become fully vested and nonforfeitable on the date of such involuntary termination.

(c)       Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Matching Plan Account of a Participant who is specifically designated by the Vice President Administration of the Company as being involuntarily terminated in connection with the sale by the Company of the Plum Creek Plant, Leon County, Texas, to a third party shall become fully vested and nonforfeitable on the date of such involuntary termination.

(d)       Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Matching Plan Account of a Participant who is specifically designated by the Vice President – Administration and Risk Management of the Company as being involuntarily terminated in connection with one of the following events shall become fully vested and nonforfeitable on the date of such involuntary termination:

(i)        the transfer of operations of the Howard Parker/Joe Parsley Joint Venture wells to a third party;

(ii)       the sale of Iatan Field properties to a third party;

(iii)      the reorganization of Offshore Operations effective September 22, 1999;

(iv)      the restructuring and consolidation of the Domestic Reservoir Engineering Department effective February 15, 2000; or

(v)     the sale of NationsBank building, Midland, Texas.

(e)       Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Matching Plan Account of a Participant who is specifically designated by the Vice President - Administration and Risk Management of the Company as being involuntarily terminated in connection with the implementation of the TOW Production System technology, shall become fully vested and nonforfeitable on the date of such involuntary termination.

(f)        Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account of a Participant who is specifically designated by the Vice President Administration of the Company as being involuntarily terminated in connection with the closing on or about June 24, 2005 of the Castlegate office located in Price, Utah shall become fully vested and nonforfeitable on the date of such involuntary termination.

(g)       Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account of a Participant who is specifically designated by the Vice President Administration of the Company as being involuntarily terminated in connection with the sale of all eases, wells and equipment associated with the Timbalier Bay and Grand Bay Fields in Louisiana shall become fully vested and nonforfeitable on the date of such involuntary termination.

(h)       Any provision of this Plan to the contrary notwithstanding, the amounts credited to the Employer Account of a Participant who is specifically designated by the Vice President Administration of the Company as being involuntarily terminated in connection with the reorganization of the Human Resources Department establishing a Regional HR Manager position located in Denver, Colorado shall become fully vested and nonforfeitable on the date of such involuntary termination.

ARTICLE VI

VALUATIONS, DISTRIBUTIONS AND WITHDRAWALS

                 Section 6.1       Time of Distribution.

(a)       Distribution to a Participant or beneficiary under this Article shall be made or commence being made no later than 60 days after the close of the Plan Year in which the latest of the following occurs: (i) the Participant’s Normal Retirement Date, (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant’s separation from the employment of an Employer for any reason other than his or her transfer to the employment of another Employer or Affiliated Company.

(b)       Any provision of this Plan to the contrary notwithstanding, in the case of a Participant who is a 5% owner (as defined in Code Section 416(i)), distribution to such Participant under the Plan shall be made or commence being made no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

Distributions that commence being made pursuant to the preceding sentence to a Participant who has not separated from the employment of an Employer or Affiliated Company shall be made pursuant to Section 6.2 as if the Participant had terminated employment at such time and shall be made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and such regulations thereunder as may be applicable from time to time; provided, however, that if the Participant elects to waive the normal form of payment in accordance with Section 6.2, the alternative form of distribution shall be the minimum amounts required to be distributed pursuant to Code Section 401(a)(9) and such regulations thereunder as may be applicable from time to time, with any amount remaining upon the termination of the Participant’s employment or the death of the Participant to be paid in accordance with Section 6.2 or Section 6.3, whichever is applicable. Further, any other Participant who attained age 70½ prior to January 1, 1999, and who elected to continue to receive distributions prior to such Participant’s termination of employment shall be entitled receive an annual distribution in accordance with the preceding sentence (or may elect a larger or smaller amount for such annual distribution) unless and until such Participant revokes such election. Any provision of this Plan to the contrary notwithstanding, no distribution shall be made from this Plan that would violate Code Section 401(k). For a Participant who is a 5% owner (as defined in Code Section 416(i)), the “required beginning date” is April 1 of the calendar year following the calendar year such Participant attains age 70½. For a Participant who is not a 5% owner (as defined in Code Section 416(i)), the “required beginning date” is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or retires.

(c)       Subject to the provision of this Article requiring that distributions and withdrawals be made in the form of an annuity contract, distributions and withdrawals shall be made in cash, except that amounts credited to an Account that are invested in the Pioneer Stock Investment Fund may, at the election of the Participant, be distributed in the form of Pioneer Stock with cash in lieu of fractional shares.

(d)       Any provision of this Plan to the contrary notwithstanding, all distributions from this Plan are intended to satisfy the statutory rules of Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), as well as Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and other applicable rules related to Code Section 401(a)(9) that are prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices and other guidance published in the Internal Revenue Bulletin. If any provision of the Plan is not consistent with those statutory rules, regulations and other guidance, then the statutory rules, regulations and other guidance related to Code Section 401(a)(9) will override that provision of the Plan to the extent the provision is not consistent with Code Section 401(a)(9).

(e)       Any provision of this Plan to the contrary notwithstanding, all optional forms of benefit under the Plan, the Superseded Plan, the Matching Plan, the Mesa Premium Plan, and the Mesa Profit-Sharing Plan that are protected benefits under Code Section 411(d)(6) shall continue to be optional forms of benefit for Participants to whom such optional forms of benefit apply notwithstanding any subsequent amendment purporting to revise or delete any such optional form of benefit, except to the extent that such optional forms of benefit may be deleted in accordance with applicable law.

(f)        Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).

                 Section 6.2       Distribution of Retirement and Disability Benefits.

(a)       Except as otherwise provided in this Section, upon the Retirement or termination of employment on account of Permanent Disability of a Participant, the Vested Interest of such Participant shall be distributed to such Participant by the Trustee at the direction of the Committee in a single distribution; provided, however, that if such Participant’s Vested Interest exceeds $5,000, he or she may elect to receive his or her Vested Interest in monthly, quarterly or annual installment distributions over a period of two or more years with the first such installment to be payable within 90 days after the end of the Plan Year in which the Participant’s employment terminates. Such installment payments may be made over a period of years not to exceed one or a combination of the following periods: (i) the life of the Participant, (ii) the lives of the Participant and his or her designated beneficiary, (iii) a period certain not extending beyond the life expectancy of the Participant, and (iv) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and his or her designated beneficiary. Any provision of Section 6.3 to the contrary notwithstanding, if a Participant who elected installment payments dies prior to the distribution of the entire amount of his or her Vested Interest, the remaining portion thereof shall be distributed to his or her beneficiary or beneficiaries, as determined in accordance with Section 6.3(a), in a single distribution within 90 days after the end of the Plan Year during which the Participant died. Notwithstanding the foregoing provisions of this Section 6.2, no distribution shall be made upon a Participant’s termination of employment on account of Permanent Disability prior to his or her Normal Retirement Date unless (i) such Participant elects to receive such distribution or (ii) such Participant’s Vested Interest does not exceed $5,000. For purposes of determining whether the value of a Participant’s Vested Interest exceeds or does not exceed $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

(b)       Except as otherwise provided in this subsection (b), upon the Retirement or termination of employment on account of Permanent Disability of a Participant whose Vested Interest exceeds $5,000, such Participant’s Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account and Prior Plan Pre-Tax Account shall be distributed to him or her by the Trustee at the direction of the Committee in the form of a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable. Not more than 180 days prior to the date such annuity contract is to commence in payment, the Committee shall provide such Participant with a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity, (ii) his or her right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of his or her spouse with respect to the receipt and waiver of the Qualified Joint and Survivor Annuity, and (iv) the right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity. The written explanation shall be required at least 30 days prior to the date the Qualified Joint and Survivor Annuity contract is to commence in payment; provided, however, that a Participant may elect (with any applicable spousal consent) to waive such requirement if the distribution to the Participant commences no earlier than 8 days after such explanation is provided. After receiving the written explanation, the Participant may elect at any time during the 180-day period ending on the date the annuity contract is to commence in payment to waive the Qualified Joint and Survivor Annuity form of benefit and also may revoke any such election during such period. Any such election to waive a Qualified Joint and Survivor Annuity form of benefit by a married Participant will be effective only if the spouse of such Participant consents in writing within the 180-day period preceding such date to both the election and the optional form of benefit selected by the Participant and such consent is witnessed by a notary public. Any amount payable from the Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account or Prior Plan Pre-Tax Account upon the Retirement or Permanent Disability of a Participant who has elected to waive the Qualified Joint and Survivor Annuity form of benefit as provided above shall be distributed to such Participant by the Trustee at the direction of the Committee in accordance with subsection (a) of this Section; provided, however, that a Participant who has an amount payable from his or her Matching Plan Account or Mesa Premium Account may, in addition to the optional forms available under subsection (a), elect to have such amounts paid in the form of an Alternate Qualified Joint and Survivor Annuity. For purposes of determining whether the value of a Participant’s Vested Interest exceeds $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

                Section 6.3       Distribution of Death Benefit.

(a)       Except as otherwise provided in this Section, upon the death of a Participant, the Vested Interest of such Participant shall be distributed by the Trustee at the direction of the Committee to such Participant’s beneficiary or beneficiaries determined in accordance with this subsection (a). Any amount payable under the Plan upon the death of a married Participant shall be distributed to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse which is witnessed by a notary public. Any amount payable under the Plan upon the death of a Participant who is not married or who is married but has designated, as provided above, a beneficiary other than his or her spouse, shall be distributed to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by the Committee and, when filed with or as directed by the Committee, shall become effective and remain in effect until changed by the Participant by the filing of a new beneficiary designation form with the Committee. If an unmarried Participant fails to so designate a beneficiary, or in the event all of a Participant’s designated beneficiaries are individuals who predecease such Participant, then the Committee shall direct the Trustee to distribute the amount payable under the Plan to such Participant’s surviving spouse, if any, but if none, to such Participant’s estate. All distributions under this subsection (a) shall be made in a single distribution as soon as practicable following a Participant’s death; provided, however, that if the Participant’s Vested Interest exceeds $5,000, he or she may elect (or if the Participant does not elect, his or her designated beneficiary may elect) that distribution be made in monthly, quarterly or annual installments over a period of two or more years with the first such installment to be payable within 90 days after the end of the Plan Year in which the Participant died. Installment payments may be made only to an individual over a period of years not to exceed one or a combination of the following periods: (i) the life of the Participant’s designated beneficiary, or (ii) a period certain not extending beyond the life expectancy of the Participant’s designated beneficiary. For purposes of determining whether the value of a Participant’s Vested Interest exceeds $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

(b)       Any provision of subsection (a) of this Section to the contrary notwithstanding, except as otherwise provided in this subsection (b), upon the death of a married Participant whose Vested Interest exceeds $5,000, such Participant’s Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account and Prior Plan Pre-Tax Account shall be distributed to his or her surviving spouse in the form of a Qualified Preretirement Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment on the date that would have been such Participant’s Normal Retirement Date if he or she were still living. The Committee shall provide each such married Participant with a written explanation of the Qualified Preretirement Survivor Annuity provided above, including the Participant’s right to waive the distribution of such Qualified Preretirement Survivor Annuity with the consent of his or her spouse and to revoke any such waiver, within whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains the age of 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains the age of 35, (ii) the one-year period after the individual becomes a Participant, or (iii) the one-year period after separation from employment in the case of a Participant who separates before attaining age 35. Each married Participant may elect at any time prior to such Participant’s death to waive the Qualified Preretirement Survivor Annuity form of benefit provided above so that his or her entire benefit may be paid to his or her designated beneficiary. No election to waive the Qualified Preretirement Survivor Annuity will be effective upon the Participant’s death unless such election designates a beneficiary that cannot be changed without spousal consent, the Participant’s surviving spouse consents in writing to such election and such consent is witnessed by a notary public. A spousal consent will be valid only with respect to the spouse who signs the consent and such consent shall be irrevocable. A married Participant may revoke any such election to waive the Qualified Preretirement Survivor Annuity at any time prior to his or her death. The amount payable under the Plan upon the death of a married Participant who has elected, as provided above, to waive the Qualified Preretirement Survivor Annuity shall be distributed in accordance with subsection (a) of this Section. The surviving spouse of any deceased Participant may elect in writing after the Participant’s death to receive the entire benefit otherwise payable to such surviving spouse in accordance with this subsection (a) of this Section. For purposes of determining whether the value of a Participant’s Vested Interest exceeds $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

               Section 6.4       Distribution of Separation from Employment Benefit.

(a)       Except as otherwise provided in this Section, if a Participant separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, the Accounts of such Participant shall be retained in trust and shall continue to be credited with applicable earnings as provided in Section 4.3, and the Vested Interest of such Participant shall be distributed to him or her by the Trustee at the direction of the Committee in accordance with Section 6.2(a) as soon as practicable after his or her Normal Retirement Date (or, if the Participant dies prior to such date, the Vested Interest of such Participant shall be distributed upon his or her death in accordance with Section 6.3); provided, however, that (i) each such Participant shall have the right to elect, in the manner prescribed by the Committee, to receive an early distribution of his or her Vested Interest as soon as practicable and (ii) the Committee shall require an early distribution of any such Participant’s Vested Interest which does not exceed $5,000 in the form of a single distribution. The Vested Interest of a Participant who elects to receive an early distribution shall be distributed to him or her in the same manner as provided in Section 6.2(a) for a distribution upon Retirement or Permanent Disability. Any provision of this Plan to the contrary notwithstanding, for purposes of this Article a Participant shall not be treated as having separated from the employment of an Employer or Affiliated Company prior to such time that a distribution can be made to such Participant in accordance with Code Section 401(k) and the regulations thereunder. For purposes of determining whether the value of a Participant’s Vested Interest exceeds $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

(b)       Any provision of subsection (a) of this Section to the contrary notwithstanding, except as otherwise provided in this subsection (b), if a Participant’s whose Vested Interest exceeds $5,000 separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, such Participant’s Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account and/or Prior Plan Pre-Tax Account shall be distributed to such Participant by the Trustee at the direction of the Committee upon such Participant’s Normal Retirement Date by payment of the entire amount in the form of a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable thereafter (or, if the Participant dies prior to his or her Normal Retirement Date, the Vested Interest of such Participant under the Plan shall be distributed upon his or her death in accordance with Section 6.3); provided, however, that each such Participant shall have the right to elect, in the manner prescribed by the Committee, to receive an early distribution of the amount credited to his or her Matching Plan Account, Mesa Premium Account, Prior Plan Employer Account and/or Prior Plan Pre-Tax Account as soon as practicable after such election. If a Participant elects under this subsection (b) to receive an early distribution, such distribution shall be made in the form of (i) a Qualified Joint and Survivor Annuity contract to be purchased from a company selected by the Committee and commencing in payment as soon as practicable following such election, or (ii) upon satisfaction of the notice and waiver requirements of Section 6.2(b), in accordance with subsection (a) of this Section. For purposes of determining whether the value of a Participant’s Vested Interest exceeds $5,000, the value of a Participant’s Vested Interest shall be determined without regard to the value of the Participant’s Rollover Account or Roth Rollover Account.

               Section 6.5       Forfeitures.

(a)       Unless sooner forfeited as provided below, any unvested portion of the Accounts of a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company shall be forfeited upon the earlier of the date of such Participant’s death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date.

(b)       If a Participant receives a complete distribution of his or her Vested Interest under Section 6.4 by the close of the second Plan Year following the Plan Year in which his or her separation from employment occurred, any portion of such Participant’s Accounts which is not vested at the time of such distribution shall be forfeited at such time. If a Participant who separates from the employment of an Employer or Affiliated Company for any reason other than his or her Retirement, Permanent Disability, death or transfer to the employment of another Employer or Affiliated Company, is not entitled to receive any distribution from the Plan due to the fact that such Participant has no Vested Interest, such Participant shall be deemed to have received a distribution from the Plan of his or her entire Vested Interest under the Plan and any amount credited to such Participant’s Accounts shall be forfeited at the time of such separation from employment. If a Participant, any portion of whose Accounts is forfeited pursuant to this subsection (b), is reemployed as a Covered Employee prior to incurring five consecutive One Year Breaks in Service, the amount so forfeited shall be restored to such individual’s Accounts, out of current-year forfeitures or, if such forfeitures are insufficient, by an additional Employer contribution; provided, however, that no amount shall be restored to the Accounts of an individual who previously received a distribution of the vested portion of such Accounts unless he or she repays to the Plan, while a Covered Employee and within five years of the date of such reemployment, the full amount previously distributed from such Accounts for crediting to his or her Accounts.

(c)       If a Participant who has not yet incurred five consecutive One Year Breaks in Service receives a distribution under Section 6.4 after the end of the second Plan Year following the year in which his or her separation from employment occurred, any portion of such Participant’s Accounts which is not vested at the time of such distribution shall be retained in such Account and shall be forfeited upon the earlier of the date of such Participant’s death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date. If a Participant receives a distribution from the Plan after the end of the second Plan Year following the year in which his or her separation from employment occurred and is reemployed by an Employer or Affiliated Company prior to incurring five consecutive One Year Breaks in Service, then the unvested balance in his or her Accounts shall be transferred to a segregated account for such Participant and the amount that the Participant is entitled to receive from such segregated account as of any later date shall be an amount equal to X, which amount shall be determined in accordance with the following formula: X = P(AB + D) - D, where P is the Participant’s vested percentage at such later date, AB is the amount in his or her segregated account at such later date, and D is the amount distributed to the Participant in connection with his or her earlier separation from employment.

(d)       All amounts forfeited under the Plan shall be credited to a forfeiture account and invested by the Trustee at the direction of the Committee in its discretion until such forfeited amounts and any earnings attributable thereto are applied in accordance with Section 3.8.

              Section 6.6       In-Service Withdrawals.

                               (a)       A Participant in the employ of an Employer may make –

(i)        a withdrawal of all or a portion (in any whole percentage or in whole dollar amounts) of the total amount credited to his or her After-Tax Account, Mesa After-Tax Account, Rollover Account, or Roth Rollover Account;

(ii)       if the Participant has attained the age of 59½, a withdrawal of all or a portion (in any whole percentage or in whole dollar amounts) of the total vested amount credited to his or her Accounts (other than his or her Matching Plan Account and Mesa Premium Account); or

(iii)      a hardship withdrawal of such amount as the Committee shall determine to be necessary to satisfy an immediate and heavy financial need of such Participant from his or her Catch-Up Contribution Account, Pre-Tax Account, Prior Plan Pre-Tax Account, Roth Account, or Roth Catch-Up Contribution Account other than earnings credited to either such Accounts for any period of time after December 31, 1988, and qualified nonelective contributions allocated to either such Accounts.

provided, however, that (i) no withdrawal may be made unless notice of such withdrawal is delivered to or in the manner prescribed by the Committee by the withdrawing Participant within such period of time prior to the effective date thereof as the Committee may prescribe in its discretion, (ii) no withdrawal may be made by a Participant to whom a loan from the Trust is then outstanding unless the Committee is satisfied that such loan will remain nontaxable and fully secured by the withdrawing Participant’s Vested Interest following such withdrawal, and (iii) withdrawals from the Prior Plan Pre-Tax Account and Prior Plan Employer Account may be made only pursuant to the notice and consent requirements of Section 6.2(b). The Committee shall direct the Trustee to distribute any withdrawn amount to such Participant as soon as practicable following the effective date of the withdrawal. Any withdrawal from an Account pursuant to this Section shall be taken proportionally from each Investment Fund in which such Account is invested; provided, however, that a Participant may elect in the manner prescribed by the Committee to have his or her withdrawal taken from the portion of such Account that is invested in one or more Investment Fund(s). The Committee may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times that a Participant may make withdrawals during a Plan Year and the minimum amount that a Participant may withdraw on any single occasion.

(b)       A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Committee determines that such withdrawal is on account of (i) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income), (ii) costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments), (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (within the meaning of Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), (iv) payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence, (v) payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)), or (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)       A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers.

(d)       Any provision of this Plan to the contrary notwithstanding, if a Participant makes a hardship withdrawal, no contributions shall be made to this Plan on behalf of such Participant for 6 months after receipt of such withdrawal and no contributions shall be made by or on behalf of such Participant to any other deferred compensation plan maintained by an Employer or Affiliated Company for 6 months after receipt of such withdrawal.

                Section 6.7       Distributions to Minors and Persons Under Legal Disability. If any distribution under the Plan becomes payable to a minor or other person under a legal disability, such distribution may be made to the duly appointed guardian or other legal representative of the estate of such minor or person under legal disability.

                 Section 6.8       Benefits Payable to Missing Participant or Beneficiary. If the Committee cannot locate a Participant or beneficiary entitled to a distribution under this Plan within a period of three years after such Participant or beneficiary becomes entitled to the distribution, the amounts credited to the Accounts of such Participant or beneficiary shall be forfeited; provided, however, that if a claim for any such forfeited amounts is subsequently made by any person entitled to the distribution, such forfeited amounts shall be restored (without adjustment for earnings or appreciation) out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution.

                Section 6.9       Plan Loans.

(a)       Subject to such conditions and limitations as the Committee may from time to time prescribe for application to all Participants and beneficiaries on a uniform basis, at the request of a Participant or beneficiary of a deceased Participant who is a party in interest (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) with respect to the Plan (hereinafter called the “Borrower”), the Committee shall direct the Trustee to loan to such Borrower from his or her Accounts (other than the Borrower’s Matching Plan Account and Mesa Premium Account) an amount of money which, when added to the total outstanding balance of all other loans to such Borrower from the Plan or from a qualified employer plan (within the meaning of Code Section 72(p)) maintained by an Employer or Affiliated Company, does not exceed the lesser of (i) $50,000 (reduced, however, by the excess, if any, of the highest total outstanding balance of all such other loans during the one-year period ending on the day before the date such loan is made, over the outstanding balance of all such other loans on the date such loan is made), or (ii) one-half of such Participant’s Vested Interest under the Plan (or, in the case of a loan to a beneficiary, one-half of such beneficiary’s Accounts).

(b)       Any such loan made to a Borrower shall be evidenced by a promissory note or other evidence of indebtedness payable to the Trustee, shall bear a reasonable rate of interest, shall be secured by one-half of the Participant’s vested interest under the Plan (or, in the case of a loan to a beneficiary, by one-half of such beneficiary’s Accounts), shall be repayable in substantially equal payments no less frequently than quarterly and shall be repayable within five years or, in the case of a loan that is to be used to acquire any dwelling unit which within a reasonable period of time is to be used as the principal residence of the Participant, within such period greater than five years as shall be determined by the Committee or its delegate in its absolute discretion.

(c)       Any provision of this Plan to the contrary notwithstanding, (i) the promissory note or other evidence of indebtedness evidencing any such loan shall be held by the Trustee as a segregated investment allocated to and made solely for the benefit of the Account of the Borrower from which such loan was made, and (ii) no loan shall be made to a married Participant from a Prior Plan Pre-Tax Account or Prior Plan Employer Account unless the spouse of such Participant consents in writing thereto within the 180-

day period preceding the date such loan is made and such consent is witnessed by a notary public.

(d)       Plan loans to directors and executive officers of an Employer may be denied in the event that the Committee determines that loans may not be made to such persons under the Sarbanes-Oxley Act of 2002 or other federal law.

                Section 6.10     Qualified Domestic Relations Orders. Any provision of this Plan to the contrary notwithstanding:

(a)       The Committee shall establish and maintain for each alternate payee named with respect to a Participant under a domestic relations order which is determined by the Committee to be a qualified domestic relations order (as defined in Code Section 414(p)) such separate Accounts as the Committee may deem to be necessary or appropriate to reflect such alternate payee’s interest in the Accounts of such Participant. Such alternate payee’s Accounts shall be credited with the alternate payee’s interest in the Participant’s Accounts as determined under such qualified domestic relations order. The alternate payee may change investment direction with respect to his or her Account balances in accordance with Section 4.2 in the same manner as the Participant.

(b)       Except to the extent otherwise provided in the qualified domestic relations order naming an alternate payee with respect to a Participant, (i) the alternate payee may designate a beneficiary on a form prescribed by and filed with or as directed by the Committee, (ii) if no such beneficiary is validly designated or if the designated beneficiary is a person who predeceases the alternate payee, the beneficiary of the alternate payee shall be the alternate payee’s estate, and (iii) the beneficiary of the alternate payee shall be accorded under the Plan all of the rights and privileges of the beneficiary of a Participant.

(c)       An alternate payee named with respect to a Participant shall be entitled to receive a distribution from the Plan in accordance with the qualified domestic relations order naming such alternate payee. Such distribution may be made only in a form provided under the Plan and shall include only such amounts as are vested. If a qualified domestic relations order so provides, a lump sum distribution of the total vested amount credited to the alternate payee’s Accounts may be made to the alternate payee at any time prior to the date the Participant named in such qualified domestic relations order attains his or her earliest retirement age (as defined in Section Code 414(p)(4)(B)). To the extent provided by a qualified domestic relations order, the alternate payee named with respect to a Participant may make withdrawals (other than hardship withdrawals) from his or her Accounts in accordance with Article VI in the same manner as the Participant with respect to whom such alternate payee was named under said qualified domestic relations order.

(d)       If a portion of any unvested amount credited to the Employer Account or Matching Plan Account of a Participant named in the qualified domestic relations order is credited to the Employer Account or Matching Plan Account, whichever is applicable, of the alternate payee named in such qualified domestic relations order, the portion credited to the alternate payee’s Employer Account or Matching Plan Account shall vest and/or be forfeited at the same time and in the same manner as the Participant’s Employer Account or Matching Plan Account, whichever is applicable.

               Section 6.11     Transfer of Eligible Rollover Distribution.

(a)       If a Participant is entitled to receive an eligible rollover distribution (as defined in Code Section 402(c) and the regulations thereunder, which exclude, among other distributions, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV)) from the Plan, such Participant may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to any of the following specified by such Participant: an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a defined contribution plan qualified under Code Section 401(a) the terms of which permit rollover contributions or an annuity plan described in Code Section 403(a); provided, however, than an amount credited to a Roth Account may be transferred only to a designated Roth account or Roth IRA described in Code Section 402A.

(b)       If the surviving spouse of a deceased Participant is entitled to receive an eligible rollover distribution from the Plan, such surviving spouse may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract) specified by such surviving spouse.

(c)       If a designated beneficiary of a deceased Participant other than the Participant’s surviving spouse is entitled to receive a distribution under this Plan, and the distribution would be an eligible rollover distribution as defined in Code Section 402(c) except for the requirement that the distribution be made to the Participant’s spouse, the designated beneficiary may request to have any portion of the distribution made to an eligible individual retirement plan, as defined in Code Section 402(c)(8)(b)(i) or (ii), that has been established for the purpose of receiving the distribution on behalf of the designated beneficiary. The Committee will direct the Trustee to make distributions under this subsection only if the Committee determines that the requested distribution satisfies the requirements of Code Section 402(c)(11) and any regulations or other guidance issued under that Section.

(d)       If an alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)) is the spouse or former spouse of the Participant specified in the qualified domestic relations order, this Section shall apply to such alternate payee as if the alternate payee were a Participant.

(e)       A distributee of an eligible rollover distribution who is entitled to make an election under this Section may specify that some portion less than the entire amount of such distribution be transferred in accordance with this Section.

                               (f)       The preceding provisions of this Section to the contrary notwithstanding:

(i)        an “eligible retirement plan” shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan;

(ii)       the definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p);

(iii)      any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan; and

(iv)      a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income, provided that such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                Section 6.12     Automatic Rollovers. If a single distribution exceeding $1,000 is required to be made to a Participant pursuant to Section 6.2(a) or 6.4(a) prior to the Participant’s attainment of age 65, and if the Participant does not elect either to receive the distribution directly or to have the distribution transferred in a direct rollover pursuant to Section 6.11 to an eligible retirement plan specified by the Participant, the Committee shall direct the distribution to be transferred in a direct rollover to an individual retirement plan designated by the Committee. For purposes of determining whether a distribution will exceed $1,000, a Participant’s Roth Account together with his or her Roth Catch-Up Contribution Account and the Participant’s other Accounts are treated as held under two separate plans.

ARTICLE VII

PLAN ADMINISTRATION

               Section 7.1       401(k) and Matching Plan Committee. The plan administrator of the Plan shall be a 401(k) and Matching Plan Committee composed of at least three individuals appointed by the Board of Directors of the Company. Each member of the Committee so appointed shall serve in such office until his or her death, resignation or removal by the Board of Directors of the Company. The Board of Directors of the Company may remove any member of the Committee at any time by giving written notice thereof to the members of the Committee. Vacancies shall likewise be filled from time to time by the Board of Directors of the Company. The members of the Committee shall receive no remuneration from the Plan for their services as Committee members.

               Section 7.2       Powers, Duties and Liabilities of the Committee. The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation authority to determine eligibility for benefits under the Plan, and shall perform all of the duties and exercise all of the powers and discretion granted to it under the terms of the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so authorized to act. Every interpretation, choice, determination or other exercise by the Committee of any discretion given either expressly or by implication to it shall be conclusive and binding upon all parties directly or indirectly affected, without restriction, however, on the right of the Committee to reconsider and redetermine such actions. In performing any duty or exercising any power herein conferred, the Committee shall in no event perform such duty or exercise such power in any manner which discriminates in favor of Highly Compensated Employees. The Employers shall indemnify and hold harmless each member of the Committee against any claim, cost, expense (including attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Employers) arising out of any act or omission to act as a member of the Committee appointed under this Plan, except in the case of willful misconduct.

               Section 7.3       Rules, Records and Reports. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof, and shall keep adequate records of the Committee’s proceedings and acts and of the status of the Participants’ Accounts. The Committee may employ such agents, accountants and legal counsel (who may be agents, accountants or legal counsel for an Employer) as may be appropriate for the administration of the Plan. The Committee shall at least annually provide each Participant with a report reflecting the status of his or her Accounts in the Trust and shall cause such other information, documents or reports to be prepared, provided and/or filed as may be necessary to comply with the provisions of the Employee Retirement Income Security Act of 1974 or any other law.

              Section 7.4       Administration Expenses and Taxes. Unless otherwise paid by the Employers in their absolute discretion, the Committee shall direct the Trustee to pay all reasonable and necessary expenses (including the fees of agents, accountants and legal counsel) incurred by the Committee in connection with the administration of the Plan. Should any tax of any character (including transfer taxes) be levied upon the Trust assets or the income therefrom, such tax shall be paid from and charged against the assets of the Trust.

SECTION VIII

AMENDMENT AND TERMINATION

               Section 8.1       Amendment. The Board of Directors of the Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers. Any such amendment made by the Board of Directors of the Company shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. With the consent of the Board of Directors of the Company and subject to such procedure as it may prescribe, the Board of Directors of each Employer shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, with respect to the Plan’s application to the Participants of the particular amending Employer and the assets held in the Trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants. However, in no event shall any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their beneficiaries, nor shall any amendment or new trust reduce a Participant’s Vested Interest under the Plan.

               Section 8.2       Termination. The Board of Directors of the Company shall have the right and power at any time to terminate this Plan on behalf of all Employers, or to terminate this Plan as it applies to the Participants who are or were employees of any particular Employer, by giving written notice of such termination to the Committee and Trustee. Any provision of this Plan to the contrary notwithstanding, upon the termination or partial termination of the Plan as to any Employer, or in the event any Employer should completely discontinue making contributions to the Plan without formally terminating it, all amounts credited to the Accounts of the affected Participants of that particular Employer shall be fully vested.

               Section 8.3       Benefit Plan Design Committee. Any action permitted to be taken by the Board with respect to the amendment of this Plan may be taken by the Benefit Plan Design Committee. The Benefit Plan Design Committee shall be composed of at least two individuals appointed by the Board of Directors of the Company. Each member of the Benefit Plan Design Committee so appointed shall serve in such office until his or her death, resignation or removal by the Board. The Board may remove any member of the Benefit Plan Design Committee at any time by giving written notice thereof to the members of the Benefit Plan Design Committee. Vacancies shall likewise be filled from time to time by the Board. The Benefit Plan Design Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

ARTICLE IX

TOP-HEAVY PROVISIONS

             Section 9.1       Top-Heavy Definitions. Unless the context clearly indicates otherwise, when used in this Article:

(a)       “Top-Heavy Plan” means this Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Participants and former Participants under the Plan. The aggregate of the Accounts of any Participant or former Participant shall include any distributions (other than related rollovers or transfers from the Plan within the meaning of regulations under Code Section 416(g)) made from such individual’s Accounts during the one-year period ending on the Determination Date, but shall not include any unrelated rollovers or transfers (within the meaning of regulations under Code Section 416(g)) made to such individual’s Accounts after December 31, 1983; provided, however, that in the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” The Account of any Participant or former Participant who (i) is not a Key Employee for the Plan Year in question but who was a Key Employee in a prior Plan Year, or (ii) has not completed an Hour of Service during the one-year period ending on the Determination Date, shall not be taken into account. The determination of whether the Plan is a Top-Heavy Plan shall be made after aggregating all other plans of an Employer and any Affiliated Company qualifying under Code Section 401(a) in which a Key Employee is a participant or which enables such a plan to meet the requirements of Code Section 401(a)(4) or 410, and after aggregating any other plan of an Employer or Affiliated Company, which is not already aggregated, if such aggregation group would continue to meet the requirements of Code Sections 401(a)(4) and 410 and if such permissive aggregation thereby eliminates the top-heavy status of any plan within such permissive aggregation group. For purposes of determining the aggregate of the Accounts of any Participant or former Participant, the distributions included, as provided above, shall include distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). The determination of whether this Plan is a Top-Heavy Plan shall be made in accordance with Code Section 416(g).

(b)       “Determination Date” means, for purposes of determining whether the Plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year.

(c)       “Key Employee” means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who at any time during the Plan Year that includes the Determination Date is:

(i)        an officer of an Employer having Compensation for such Plan Year greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

(ii)        a 5% owner of the Employer; or

(iii)      a 1% owner of the Employer having Compensation for such Plan Year of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d)       “Non-Key Employee” means any Employee or former Employee (including a beneficiary of such Employee or former Employee) who is not a Key Employee.

               Section 9.2       Minimum Contribution Requirement. Any provision of this Plan to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year, then the Employers will contribute to the Employer Account of each Non-Key Employee who is both eligible to participate and in the employ of an Employer on the last day of such Plan Year, an amount which, when added to the total amount of Matching Contributions and forfeitures otherwise allocable under the Plan to such Non-Key Employee for such year, shall equal the lesser of (i) 3% of such Non-Key Employee’s Compensation for such year or (ii) the amount of contributions (including Total Tax-Advantaged Contributions) and forfeitures (expressed as a percentage of Compensation) allocable under the Plan for or on behalf of the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans maintained by the Employer in which a Key Employee is a participant (as well as any other plan of an Employer which enables such a plan to meet the requirements of Code Section 401(a)(4) or 410); provided, however, that no minimum contribution shall be made for a Non-Key Employee under this Section for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year for the Non-Key Employee in accordance with Code Section 416(c). A Non-Key Employee who is not a Participant, but for whom a contribution is made pursuant to this Section, shall be accorded all of the rights and privileges of a Participant under the Plan except that no contributions (other than contributions pursuant to this Section) shall be made for or on behalf of such Non-Key Employee until he or she meets the eligibility and participation requirements of Article II.

               Section 9.3       Minimum Vesting Schedule. Any provision of this Plan to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year, then effective as of the first day of such Plan Year with respect to Participants who complete an Hour of Service on or after such day, the vesting schedule provided in Section 5.2 shall be applied to that portion of such Participants’ Employer Account which is attributable to any amounts credited to his or her Employer Nonelective Contribution Account under the Superseded Plan as in effect on September 30, 1997, as if to read as follows:

Period of Service Completed by Participant	Percentage Vested
Less than 3 years	None
3 or more years	100%

ARTICLE X

MISCELLANEOUS GENERAL PROVISIONS

Section 10.1     Spendthrift Provision. No right or interest of any Participant or beneficiary under the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of such Participant or beneficiary; provided, however, that nothing herein shall prevent the payment of amounts from a Participant’s Accounts under the Plan in accordance with the terms of a court order which the Committee has determined to be a qualified domestic relations order (as defined in Code Section 414(p)).

                Section 10.2     Claims Procedure. If any person (hereinafter called the “Claimant”) feels that he or she is being denied a benefit to which he or she is entitled under the Plan, such Claimant may file a written claim for said benefit with any member of the Committee. Within 60 days of the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of the Plan, and advise the Claimant that he or she may, within 60 days of the receipt of such notice, in writing request to appear before the Committee for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within 60 days following the hearing thereon and the Committee shall in writing notify the Claimant of its final decision, again specifying the reasons therefor and the pertinent provisions of the Plan upon which such decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

             Section 10.3     Maximum Contribution Limitation. Any provision of this Plan to the contrary notwithstanding (except to the extent permitted under Section 3.3 of the Plan and Code Section 414(v), if applicable), the sum of (i) the Employer contributions, (ii) the forfeitures, and (iii) the Participant contributions (excluding rollover contributions and employee contributions to a simplified employee pension allowable as a deduction, each within the meaning specified in Code Section 415(c)(2)), allocated to a Participant with respect to a Plan Year shall in no event exceed the lesser of $40,000 (as adjusted for increases in the cost-of-living under Code Section 415(d)) or 100% of such Participant’s Compensation for that year. For the purposes of applying the limitation imposed by this Section, each Employer and its Affiliated Companies shall be considered a single employer, and all defined contribution plans (meaning plans providing for individual accounts and for benefits based solely upon the amounts contributed to such accounts and any forfeitures, income, expenses, gains and losses allocated to such accounts) described in Code Section 415(k), whether or not terminated, maintained by an Employer or its Affiliated Companies shall be considered a single plan. If the total amount allocable to a Participant’s Accounts for a particular Plan Year would, but for this sentence, exceed the foregoing limitation, such Participant’s After-Tax Contributions shall first be distributed and then, to the extent necessary, Total Tax-Advantaged Contributions shall be distributed pursuant to an election by the Participant made in accordance with procedures established by the Committee; provided, however, that in the absence of such an election, such Total Tax-Advantaged Contributions shall be distributed first from any Pre-Tax Bonus Contributions, then from any Pre-Tax Bonus Contributions that are designated as Roth Contributions, then from Pre-Tax Contributions and then from Pre-Tax Contributions that are designated as Roth Contributions. Any Matching Contributions corresponding to any distributed Pre-Tax Contributions, Pre-Tax Bonus Contributions and Roth Contributions shall be credited to a suspense account and thereafter reallocated (prior to the allocation of subsequent forfeitures and the making of any additional contributions to the Plan) to reduce the earliest subsequent Matching Contributions an Employer would otherwise be required to make to the Plan pursuant to Section 3.2 for such year and the next succeeding Plan Year. No adjustment shall be made to such suspense account to reflect income, profits and losses, expenses or other transactions affecting the Plan. Any Pre-Tax Contributions, Pre-Tax Bonus Contributions or Roth Contributions distributed to a Participant pursuant to this Section shall not be taken into account in determining such Participant’s actual deferral percentage for purposes of Section 3.7.

Section 10.4     Employment Noncontractual. The establishment of this Plan shall not enlarge or otherwise affect the terms of any Employee’s employment with an Employer and an Employer may terminate the employment of any Employee as freely and with the same effect as if this Plan had not been adopted.

               Section 10.5     Limitations on Responsibility. The Employers do not guarantee or indemnify the Trust against any loss or depreciation of its assets which may occur, nor guarantee the payment of any amount which may become payable to a Participant or his or her beneficiaries pursuant to the provisions of this Plan. All payments to Participants and their beneficiaries shall be made by the Trustee at the direction of the Committee solely from the assets of the Trust and the Employers shall have no legal obligation, responsibility or liability for any such payments.

Section 10.6     Merger or Consolidation. In no event shall this Plan be merged or consolidated into or with any other plan, nor shall any of its assets or liabilities be transferred to any other plan, unless each Participant would be entitled to receive a benefit if the plan in which he or she then participates terminated immediately following such merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation or transfer.

Section 10.7     Applicable Law. This Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except where superseded by federal law.

               Section 10.8     USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

IN WITNESS WHEREOF, this restatement has been executed as of this 27th day of December, 2007, to be effective as of January 1, 2008.

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Larry Paulsen
Larry Paulsen
Vice President – Administration

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